Exhibit (h)2
GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
Notification Of Undertaking To Reimburse
Certain Fund Expenses
     NOTIFICATION made March 13, 2009 by GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, a Massachusetts limited liability company (the “Advisor”), to GMO TRUST, a Massachusetts business trust (the “Trust”).
WITNESSETH:
     WHEREAS, the Advisor has organized the Trust to serve primarily as an investment vehicle for certain large institutional accounts; and
     WHEREAS, the Advisor believes it would benefit from a high sales volume of shares of the Trust in that such a volume would maximize the Advisor’s fee as investment adviser to each series of the Trust constituting a separate investment portfolio set forth below (each a “Fund” and, collectively, the “Funds”); and
     WHEREAS, the Advisor has agreed to reimburse certain Funds for certain Fund expenses so as to reduce or eliminate certain costs otherwise borne by shareholders of the Funds and to enhance the returns generated by shareholders of the Funds.
     NOW, THEREFORE, the Advisor hereby notifies the Trust that the Advisor shall, as set forth below, reimburse a portion of the expenses of certain Funds listed below through the date designated by the Advisor in this Notification (the “Reimbursement Date”) (and any subsequent periods as may be designated by the Advisor by notice to the Trust).
     The Advisor will be obligated to reimburse a Fund if the Fund’s total annual operating expenses (excluding fees and expenses identified below (the “Excluded Fund Fees and Expenses”)) exceed a specified percentage of the Fund’s average daily net assets (the “Post-Reimbursement Expense Limitation”), which is set forth below.
     As used in this Notification, Excluded Fund Fees and Expenses are: shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent trustees of the Trust, fees and expenses for legal services not approved by the Advisor for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs (including expenses associated with investments in any company that is an investment company or would be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, securities lending fees and expenses, interest expense (except for Emerging Countries Fund), transfer taxes, and extraordinary, non-recurring and certain other unusual expenses (including taxes); and, for Emerging Markets Fund, also excluding custodial fees; and, for Class M shares of any Fund, also excluding administrative service fees and Rule 12b-1 fees.

Fund	Post-Reimbursement Expense Limitation
U.S. Core Equity Fund	0.31%
Tobacco-Free Core Fund	0.33%
U.S. Quality Equity Fund	0.33%
U.S. Intrinsic Value Fund	0.31%
U.S. Growth Fund	0.31%
U.S. Small/Mid Cap Value Fund	0.31%
U.S. Small/Mid Cap Growth Fund	0.31%
Real Estate Fund	0.33%
Tax-Managed U.S. Equities Fund	0.33%
Alternative Asset Opportunity Fund	0.45%
Taiwan Fund	N/A
International Core Equity Fund	0.38%
International Intrinsic Value Fund	0.50%
International Growth Equity Fund	0.50%
Currency Hedged International Equity Fund	0.54%
Foreign Fund	0.60%
Foreign Small Companies Fund	0.70%
International Small Companies Fund	0.60%
Emerging Markets Fund	0.81%
Emerging Countries Fund	1.00%
Tax-Managed International Equities Fund	0.50%
Developed World Stock Fund	0.45%
Domestic Bond Fund	0.10%
Core Plus Bond Fund	0.25%
International Bond Fund	0.25%

Fund	Post-Reimbursement Expense Limitation
Currency Hedged International Bond Fund	0.25%
Global Bond Fund	0.25%
Emerging Country Debt Fund	N/A
Short-Duration Investment Fund	0.05%
Alpha Only Fund	0.50%
Strategic Fixed Income Fund	0.25%
Inflation Indexed Plus Bond Fund	0.25%
Benchmark-Free Allocation Fund	0.00%
International Equity Allocation Fund	0.00%
Global Balanced Asset Allocation Fund	0.00%
Global Equity Allocation Fund	0.00%
U.S. Equity Allocation Fund	0.00%
Special Purpose Holding Fund	0.00%
Short-Duration Collateral Fund	0.00%
World Opportunity Overlay Fund	0.00%
Strategic Opportunities Allocation Fund	0.00%
World Opportunities Equity Allocation Fund	0.00%
International Opportunities Equity Allocation Fund	0.00%
Short-Duration Collateral Share Fund	0.05%
Special Situations Fund	0.37%
Flexible Equities Fund	0.55%
U.S. Treasury Fund	0.08%
Asset Allocation Bond Fund	0.25%
     In addition, for Currency Hedged International Equity Fund and Alpha Only Fund, the Advisor shall reimburse each Fund to the extent that the sum of (i) the Fund’s total annual operating expenses (excluding Excluded Fund Fees and Expenses) and (ii) the amount of fees and expenses incurred indirectly by the Fund through its direct or indirect investment in other GMO Funds (excluding those Funds’ Excluded Fund Fees and Expenses) exceeds the Fund’s Post-Reimbursement Expense Limitation, subject to a maximum total reimbursement to such Fund equal to the Fund’s Post-Reimbursement Expense Limitation.

     In addition, for Core Plus Bond Fund, International Bond Fund, Currency Hedged International Bond Fund, Global Bond Fund, Inflation Indexed Plus Bond Fund and Strategic Fixed Income Fund, the Advisor shall reimburse each Fund to the extent that the sum of (a) the Fund’s total annual operating expenses (excluding Excluded Fund Fees and Expenses); (b) the amount of fees and expenses incurred indirectly by the Fund through its investment in Emerging Country Debt Fund (excluding Emerging Country Debt Fund’s Excluded Fund Fees and Expenses); and (c) the amount of fees and expenses incurred indirectly (through investment in other GMO Funds) by the Fund through its (direct or indirect) investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Fund Fees and Expenses) exceeds the Fund’s Post-Reimbursement Expense Limitation, subject to a maximum total reimbursement to such Fund equal to the Fund’s Post-Reimbursement Expense Limitation.
     In addition, for each of Domestic Bond Fund, Asset Allocation Bond Fund, Short-Duration Investment Fund, Alternative Asset Opportunity Fund, Special Situations Fund, Tax-Managed U.S. Equities Fund, U.S. Core Equity Fund, Tobacco-Free Core Equity Fund, U.S. Quality Equity Fund, U.S. Intrinsic Value Fund, U.S. Growth Fund, U.S. Small/Mid Cap Value Fund, U.S. Small/Mid Cap Growth Fund, Real Estate Fund, International Core Equity Fund, International Intrinsic Value Fund, International Growth Equity Fund, Developed World Stock Fund, Foreign Fund, Foreign Small Companies Fund, International Small Companies Fund, Emerging Markets Fund, Tax-Managed International Equities Fund, and Flexible Equities Fund, the Advisor shall reimburse each Fund to the extent that the sum of (a) the Fund’s total annual operating expenses (excluding Excluded Fund Fees and Expenses) and (b) the amount of fees and expenses incurred indirectly by the Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Fund Fees and Expenses) exceeds the Fund’s Post-Reimbursement Expense Limitation, subject to a maximum total reimbursement to such Fund equal to the Fund’s Post-Reimbursement Expense Limitation.
     In addition, for Emerging Country Debt Fund, the Adviser shall reimburse the Fund for an amount equal to the fees and expenses incurred indirectly by the Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Fund Fees and Expenses).
     The Reimbursement Date for each Fund listed in the table above is June 30, 2010.
     In providing this Notification, the Advisor understands and acknowledges that the Trust intends to rely on this Notification, including in connection with the preparation and printing of the Trust’s prospectuses and its daily calculation of each Fund’s net asset value.
     Please be advised that all previous notifications by the Advisor with respect to fee waivers and/or expense limitations regarding any of the Funds shall hereafter be null and void and of no further force and effect.

     IN WITNESS WHEREOF, the Advisor has executed this Notification of Undertaking to Reimburse Certain Fund Expenses on the day and year first above written.

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By:	/s/ J.B. Kittredge
Name:	J.B. Kittredge
Title:	General Counsel